Exhibit 10.2
                                         3/23/2026

TO:        Alan S. Armstrong

FROM:    Chad Zamarin

SUBJECT:    Amended 2025 Performance-Based Restricted Stock Unit Award

You have been selected to receive a performance-based restricted stock unit award to be paid if (i) the Company’s Cash Return on Invested Capital meets performance requirements or (ii) the Company’s Available Funds from Operations per share meets performance requirements, both as established by the Committee, over the Performance Period. In addition, any earned award can be increased or decreased by up to 25% based on our three-year total shareholder return performance in relation to our comparator group of companies. This award is subject to the terms and conditions of The Williams Companies, Inc. 2007 Incentive Plan, as amended and restated from time to time, and the Amended 2025 Performance-Based Restricted Stock Unit Agreement (the “Agreement”).

This award is granted to you in recognition of your role as an employee whose responsibilities and performance are critical to the attainment of long-term goals. This award and similar awards are made on a selective basis and are, therefore, to be kept confidential.

Subject to all of the terms of the Agreement, you will generally become entitled to payment of the award if you are an active employee of the Company on February 20, 2028 and if performance measures set forth in the Agreement are certified for the three-year Performance Period beginning January 1, 2025. The adjustment and termination provisions associated with this award are included in the Agreement. This amended agreement reflects a change to the vesting provisions should you experience a termination prior to July 2026.

If you have any questions about this award, you may contact a dedicated Fidelity Stock Plan Representative at 1-800-544-9354.

AMENDED 2025 PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

THIS AMENDED 2025 PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”), which contains the terms and conditions for the restricted stock units (“Restricted Stock Units” or “RSUs”) referred to in the 2025 Performance-Based Restricted Stock Unit Award Letter delivered in hard copy or electronically to the Participant (“2025 Award Letter”), is by and between THE WILLIAMS COMPANIES, INC., a Delaware corporation (the “Company”), and the individual identified on the last page hereof (the “Participant”).

1.    Grant of RSUs. Subject to the terms and conditions of The Williams Companies, Inc. 2007 Incentive Plan, as amended and restated from time to time (the “Plan”), this Agreement, and the 2025 Award Letter, the Company hereby grants to the Participant an award (the “Award) of 152,559 RSUs (“Target Number of Shares”) effective 2/20/2025 (the “Effective Date”). The Award, which is subject to adjustment under the terms of this Agreement, gives the Participant the opportunity to earn the right to receive the number of shares of the Common Stock of the Company equal to 0% to 200% of the Target Number of Shares based on the formula established by the Committee for calculating the number of Shares that will be paid based on the Company’s Cash Return on Invested Capital and Available Funds from Operations per share over the Performance Period, as adjusted based on the Company’s three-year Relative Total Shareholder Return (“TSR”) as compared to the Company’s comparator group as established by the Committee (the “Comparator Group”). These shares, together with any other shares that are payable under this Agreement, are referred to in the Agreement as “Shares.” Until the Participant both becomes vested in the RSUs under the terms of Paragraph 5 and is paid such Shares under the terms of Paragraph 6, the Participant shall have no rights as a stockholder of the Company with respect to the Shares; provided, however, that the Participant shall have the right to earn Dividend Equivalents with respect to the RSUs awarded under this Agreement in accordance with Subparagraph 5(j) below.

2.    Incorporation of Plan and Acceptance of Documents. The Plan is hereby incorporated herein by reference, and all capitalized terms used herein which are not defined in this Agreement shall have the meaning set forth in the Plan. By accepting this Award, the Participant acknowledges that he or she has received a copy of, or has online access to, the Plan, and hereby automatically accepts the RSUs subject to all the terms and provisions of the Plan and this Agreement. The Participant hereby further agrees that he or she has received a copy of, or has online access to, the Plan prospectus, as updated from time to time, and hereby acknowledges his or her automatic acceptance and receipt of such prospectus electronically.

3.    Committee Decisions and Interpretations; Committee Discretion. The Participant hereby agrees to accept as binding, conclusive and final all actions, decisions and/or interpretations of the Committee, its delegates, or agents, upon any questions or other matters arising under the Plan or this Agreement.

4.    Performance Measures; Number of Shares Payable to the Participant.

(a)    Performance measures established by the Committee shall be based on Cash Return on Invested Capital and Available Funds from Operations per share, each weighted at 50%. The Committee has established a formula for calculating the designated number of Shares that will be paid based on based on the Company’s Cash Return on Invested Capital and Available Funds from Operations per share over the Performance Period, as adjusted based on the Company’s three-year Relative TSR as compared to the Company’s Comparator Group, all as more fully described in Subparagraphs 4(b) through 4(c) below.

(b)    The RSUs awarded to Participant and subject to this Agreement as reflected in Paragraph 1 above represent Participant’s opportunity to earn the right to payment of between 0% and 200% of the Target Number of Shares upon (i) certification by the Committee Cash Return on Invested Capital, Available Funds from Operations per share, and the Company’s annualized Relative TSR as compared to the Company’s Comparator Group over the Performance Period, based on the formula established by the Committee and (ii) satisfaction of all the other conditions set forth in Paragraph 5 below.

(c)    Subject to the Committee’s discretion as set forth in Subparagraph 4(d) below and to satisfaction of all other conditions set forth in Paragraph 5 below, the actual number of Shares earned by and payable to Participant will be determined based upon certification of the Cash Return on Invested Capital, Available Funds from Operations per share, and Relative TSR results and satisfaction of all other conditions set forth in Paragraph 5 below. For the portion of the Award attributable to Cash Return on Invested Capital, the award percentage will be 0% if the Cash Return on Invested Capital certified by the Committee is less than the Threshold established by the Committee. If Cash Return on Invested Capital is at or above the Threshold established by the Committee, such portion will be determined on a continuum ranging from 50% to 200%, depending on the level of Cash Return on Invested Capital certified by the Committee at the end of the Performance Period. The award percentage between these points will be determined by utilizing the Company’s placement along the continuum and calculating the resulting award percentage using the formula established by the Committee. For the portion of the Award attributable to Available Funds from Operations per share, the award percentage will be 0% if the Available Funds from Operations per share certified by the Committee is less than the Threshold established by the Committee. If the Available Funds from Operations per share is at or above the Threshold established by the Committee, such portion will be determined on a continuum ranging from 50% to 200%, depending on the Available Funds from Operations per share certified by the Committee at the end of the Performance Period. The award percentage between these points will be determined by utilizing the Company’s placement along the continuum and calculating the resulting award percentage using the formula established by the Committee. Notwithstanding the foregoing, the number of Shares earned and payable may be adjusted based on the Company’s relative TSR as compared to the Comparator Group. If the Company’s TSR is in the top one-third of the Comparator Group, the number of Shares will be increased by 25%, not to exceed 200% of Target Number of Shares. If the Company’s TSR is in the bottom one-third of the Comparator Group, the number of Shares will be decreased by 25%. If the Company’s TSR is in the middle one-third of the Comparator Group, the number of Shares will not be adjusted.

(d)    Notwithstanding (i) any other provision of this Agreement or the Plan or (ii) certification by the Committee that Cash Return on Invested Capital or the Available Funds from Operations per share exceeds the threshold the Committee established, the Committee may in its sole and absolute discretion reduce, but not below zero (0), the number of Shares payable to the Participant based on such factors as it deems appropriate, including but not limited to the Company’s performance. Accordingly, any reference in this Agreement to Shares that (i) become payable, (ii) may be received by a Participant or (iii) are earned by a Participant, and any similar reference, shall be understood to mean the number of Shares that are received, payable or earned after any such reduction is made.

5.    Vesting; Legally Binding Rights.

(a)    Notwithstanding any other provision of this Agreement, (i) a Participant shall not be entitled to any payment of Shares under this Agreement unless and until such Participant obtains a legally binding right to such Shares and satisfies applicable vesting conditions for such payment and (ii) a Participant shall not be entitled to payment of any Dividend Equivalents unless and until and to the extent such Participant obtains a legally binding right to, and satisfies applicable vesting conditions for payment of, the underlying Shares on which such Dividend Equivalents are payable.

(b)    Except as otherwise provided in Subparagraphs 5(c) – 5(i) below and subject to the provisions of Subparagraph 4(d) above, the Participant shall vest in Shares under this Agreement only if and at the time that both of the following conditions are fully satisfied:

(i)    The Participant remains an active employee of the Company or any of its Affiliates on February 20, 2028 (the “Maturity Date”); and

(ii)    The Committee certifies that the either the Company’s Cash Return on Invested Capital or Available Funds from Operations per share exceeded thresholds established by the Committee over the performance period beginning January 1, 2025 and ending December 31, 2027 (the “Performance Period”). Certification, if any, by the Committee for the Performance Period shall be made by the Maturity Date or as soon thereafter as is administratively practicable.

(c)    If a Participant qualifies for Retirement (as defined below) prior to the Maturity Date while an active employee of the Company or any of its Affiliates, the Participant shall vest in that number of Shares the Participant might otherwise have received for the Performance Period in accordance with Subparagraphs 4(a) through 4(d) above prorated to reflect that portion of the Performance Period prior to such Participant’s ceasing to be an active employee of the Company and its Affiliates. The pro rata number of Shares in which the Participant may become vested in such case shall equal that number determined by multiplying (i) the number of Shares the Participant might otherwise have received for the Performance Period in accordance with Subparagraphs 4(a) to 4(d) above times (ii) a fraction, the numerator of which is the number of full and partial months in the period that begins the month following the month that contains the Effective Date and ends on (and includes) the date the Participant ceases being an active employee of the Company and its Affiliates, and the denominator of which is the total number of full and partial months in the period that begins the month following the month that contains the Effective Date and ends on (and includes) the Maturity Date. If the Participant dies after qualifying for Retirement, as described in this Subparagraph 5(c), but prior to the Maturity Date, the Participant shall receive the Target Number of Shares pro-rated as described above in this Subparagraph 5(c).

If a Participant qualifies for Retirement prior to July 2026 while an active employee of the Company or any of its Affiliates, at but not prior to the Maturity Date, and only to the extent and at the time that the Committee certifies that the performance measures for the Performance Period are satisfied under Subparagraph 5(b)(ii) above, upon such certification, the Participant shall vest in that number of Shares the Participant might otherwise have received for the Performance Period in accordance with Subparagraphs 4(a) through 4(d) above prorated as described in the immediately following sentence. The pro rata number of Shares in which the Participant may become vested in such case shall equal that number determined by multiplying (i) the number of Shares the Participant might otherwise have received for the Performance Period in accordance with Subparagraphs 4(a) to 4(d) above times (ii) a fraction, the numerator of which is seventeen (17), and the denominator of which is the total number of full and partial months in the period that begins the month following the month that contains the Effective Date and ends on (and includes) the Maturity Date.

(d)    If a Participant dies or becomes Disabled prior to the Maturity Date while an active employee of the Company or any of its Affiliates and Subparagraphs 5(c), 5(g) and 5(h) do not apply, the Participant shall vest in that number of Shares equal to the Target Number of Shares.

(e)    As used in this Agreement, the terms “Disabled,” “qualify for Retirement,” “Separation from Service” and “Affiliate” shall have the following respective meanings:

(i)    A Participant shall be considered Disabled if such Participant (A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve

(12) months, or (B) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer. Notwithstanding the forgoing, all determinations of whether a Participant is Disabled shall be made in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and guidance thereunder.

(ii)    A Participant “qualifies for Retirement” only if such Participant experiences a Separation from Service (as defined in (iii) below) after attaining age fifty-five (55) and completing at least three (3) years of service with the Company or any of its Affiliates.

(iii)     “Separation from Service” means a Participant’s termination or deemed termination from employment with the Company and its Affiliates (as defined in (iv) below). For purposes of determining whether a Separation from Service has occurred, the employment relationship is treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant retains a right to reemployment with his or her employer under an applicable statute or by contract. For this purpose, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for his or her employer. If the period of leave exceeds six (6) months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship will be deemed to terminate on the first date immediately following such six (6) month period. Notwithstanding the foregoing, if a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, and such impairment causes the Participant to be unable to perform the duties of the Participant’s position of employment or any substantially similar position of employment, a twenty-nine (29) month period of absence shall be substituted for such six (6) month period. For purposes of this Agreement, a Separation from Service occurs at the date as of which the facts and circumstances indicate either that, after such date: (A) the Participant and the Company reasonably anticipate the Participant will perform no further services for the Company and its Affiliates (whether as an employee or an independent contractor) or (B) that the level of bona fide services the Participant will perform for the Company and its Affiliates (whether as an employee or independent contractor) will permanently decrease to no more than twenty (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period or, if the Participant has been providing services to the Company and its Affiliates for less than thirty-six (36) months, the full period over which the Participant has rendered services, whether as an employee or independent contractor. The determination of whether a Separation from Service has occurred shall be governed by the provisions of Treasury Regulation § 1.409A-1, as amended, taking into account the objective facts and circumstances with respect to the level of bona fide services performed by the Participant after a certain date.

(f)    If a Participant experiences a Separation from Service prior to the Maturity Date and within two years following a Change in Control, either voluntarily for Good Reason or involuntarily (other than due to Cause), the Participant shall vest in that number of Shares equal to the Target Number of Shares.

(g)    If the Participant experiences an involuntary Separation from Service prior to the Maturity Date and the Participant either receives cash severance benefits under a severance pay plan or program maintained by the Company or receives benefits under a separation agreement with the Company, at but not prior to the Maturity Date and only to the extent the Committee certifies that the performance measures for the Performance Period are satisfied under Subparagraph 5(b)(ii) above, the Participant shall, on the date of such certification, become vested in that number of Shares the Participant might otherwise have received for the Performance Period in accordance with Paragraph 4 above pro-rated to reflect that portion of the Performance Period prior to the Participant’s ceasing to be an active employee of the Company and its Affiliates. The pro rata number of Shares which may be payable to the Participant on but not prior to the Maturity Date in such case shall equal that number determined by multiplying (i) the number of Shares the Participant might otherwise have received for the Performance Period in accordance with Paragraph 4 above times (ii) a fraction, the numerator of which is the number of full and partial months in the period that begins the month following the month that includes the Effective Date and ends on (and includes) the date the Participant ceases being an active employee of the Company and its Affiliates, and the denominator of which is the number of full and partial months in the period that begins the month following the month that contains the Effective Date and ends on (and includes) the Maturity Date. If the Participant dies after a Separation from Service, as described in this Subparagraph 5(g), but prior to the Maturity Date, the Participant shall receive the Target Number of Shares pro-rated as described above in this Subparagraph 5(g).

(h)    If (i) the Participant experiences an involuntary Separation from Service prior to the Maturity Date due to a sale of a business or the outsourcing of any portion of a business, and (ii) the Company or any of its Affiliates fails to make an offer of comparable employment, as defined in a severance plan or program maintained by the Company, to the Participant, then at the time and to the extent the Committee certifies that the performance measures for the Performance Period are satisfied under Subparagraph 5(b)(ii) above, upon such certification, the Participant shall become vested in that number of Shares the Participant might otherwise have received for the Performance Period in accordance with Paragraph 4 above pro-rated to reflect that portion of the Performance Period prior to the Participant’s ceasing to be an active employee of the Company and its Affiliates. The pro rata number of Shares in which the Participant may become vested on, but not prior to, the Maturity Date in such case shall equal that number of Shares determined by multiplying (i) the number of Shares the

Participant might otherwise have received for the Performance Period in accordance with Paragraph 4 above times (ii) a fraction, the numerator of which is the number of full and partial months in the period that begins the month following the month that contains the Effective Date and ends on (and includes) the date the Participant ceases being an active employee of the Company and its Affiliates, and the denominator of which is the total number of full and partial months in the period that begins the month following the month that contains the Effective Date and ends on (and includes) the Maturity Date. For purposes of this Subparagraph 5(h), a Termination of Affiliation shall constitute an involuntary Separation from Service. If the Participant dies after a Separation from Service, as described in this Subparagraph 5(h), but prior to the Maturity Date, the Participant shall receive the Target Number of Shares pro-rated as described above in this Subparagraph 5(h).

(i)    If in the event of a Change in Control, the acquiring or surviving company does not assume or continue this Award or does not provide equivalent awards of substantially the same value, the Participant shall, immediately prior to the Change in Control, vest in that number of Shares equal to the Target Number of Shares.

(j)    If the Participant becomes entitled to payment of any Shares under this Agreement, the Participant shall also be entitled to receipt of Dividend Equivalents with respect to such Shares in an amount equal to the amount of dividends, if any, that would have been payable on such Shares if such Shares had been issued and outstanding from the date of this Agreement through the payment date of the Shares. Dividend Equivalents shall remain assets of the Company until paid hereunder and may, in the discretion of the Committee be paid in either cash or Shares. If Dividend Equivalents are paid in Shares, the number of Shares so payable will equal the total amount of Dividend Equivalents payable, if any, divided by the Fair Market Value of a Share on the payment date. No fractional Shares shall be issued.

6.    Payment of Shares and Dividend Equivalents.

(a)    (i)    The payment date for all Shares in which a Participant becomes vested pursuant to Subparagraph 5(f) above, and related Dividend Equivalents in which the Participant becomes vested pursuant to Subparagraph 5(j), shall be no more than thirty (30) days after such Participant’s Separation from Service. If such 30-day period spans two calendar years, then payment will be made in the later calendar year. However, if the Participant was a “key employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code immediately prior to his or her Separation from Service, payment shall not be made sooner than the earlier to occur of the following: (i) six (6) months following the date of such Separation from Service; and (ii) the Participant’s death.

(ii)    For purposes of this Subparagraph 6(a), “key employee” means an employee designated on an annual basis by the Company as of December 31 (the “Key Employee Designation Date”) as an employee meeting the requirements of Section 416(i) of the Code utilizing the definition of compensation under

Treasury Regulation § 1.415(c)-2(d)(2). A Participant designated as a “key employee” shall be a “key employee” for the entire twelve (12) month period beginning on April 1 following the Key Employee Designation Date.

(b)    The payment date for all Shares in which a Participant becomes vested pursuant to Subparagraph 5(d) above, and related Dividend Equivalents in which the Participant becomes vested pursuant to Subparagraph 5(j), shall be no more than sixty (60) days after such Participant’s death or Disability. If such 60-day period spans two calendar years, then payment will be made in the later calendar year.

(c)    The payment date for all Shares in which the Participant becomes vested pursuant to Paragraph 5 above, other than Subparagraphs 5(d) or 5(f)(as to which the payment date is determined in accordance with Subparagraph 6(a) or 6(b) above, as applicable), and related Dividend Equivalents in which the Participant becomes vested pursuant to Subparagraph 5(j), shall be the calendar year containing the Maturity Date. However, in the event of the Participant’s death after the Participant’s qualifying for Retirement or other Separation from Service but prior to the Maturity Date (pursuant to Subparagraphs
5(c), 5(g), or 5(h) above), the date of payment for all Shares in which a Participant becomes vested pursuant to Subparagraphs 5(c), 5(g), or 5(h) above under such circumstances, and related Dividend Equivalents in which the Participant becomes vested pursuant to Subparagraph 5(j) shall be no more than sixty (60) days after such Participant’s death. If such 60-day period spans two calendar years, then payment will be made in the later calendar year.

(d)    Upon conversion of RSUs into Shares under this Agreement, such RSUs shall be cancelled. Shares that become payable under this Agreement will be paid by the Company by the delivery to the Participant, or the Participant’s beneficiary or legal representative, of one or more certificates (or other indicia of ownership) representing Shares of Williams Common Stock equal in number to the number of Shares and if to be paid in Shares, related Dividend Equivalents, otherwise payable under this Agreement less the number of Shares having a Fair Market Value, as of the date the withholding tax obligation arises, equal to a withholding amount approved by the Committee in advance. Notwithstanding the foregoing, to the extent permitted by Section 409A of the Code and the guidance thereunder, if federal employment taxes become due upon the Participant’s becoming entitled to payment of Shares, the number of Shares necessary to cover such taxes may be used to satisfy such taxes upon such entitlement.

7.    Other Provisions.

(a)    The Participant understands and agrees that payments under this Agreement shall not be used for, or in the determination of, any other payment or benefit under any continuing agreement, plan, policy, practice or arrangement providing for the making of any payment or the provision of any benefits to or for the Participant or the Participant’s beneficiaries or representatives, including, without limitation, any employment agreement, any change of control severance protection plan or any employee benefit plan as defined in Section 3(3) of ERISA, including, but not limited to qualified and non-qualified retirement plans.

(b)    The Participant agrees and understands that, subject to the limit expressed in clause (iii) of the following sentence, upon payment of Shares and Dividend Equivalents under this Agreement, stock certificates (or other indicia of ownership) issued may be held as collateral for monies he/she owes to Company or any of its Affiliates, including but not limited to personal loan(s), Company credit card debt, relocation repayment obligations or benefits from any plan that provides for pre-paid educational assistance. In addition, the Company may accelerate the time or schedule of a payment of vested Shares and Dividend Equivalents and/or deduct from any payment of Shares and Dividend Equivalents to the Participant under this Agreement, or to his or her beneficiaries in the case of the Participant’s death, that number of Shares having a Fair Market Value at the date of such deduction equal to the amount of such debt as satisfaction of any such debt, provided that (i) such debt is incurred in the ordinary course of the employment relationship between the Company or any of its Affiliates and the Participant, (ii) the aggregate amount of any such debt-related collateral held or deduction made in any taxable year of the Company with respect to the Participant does not exceed $5,000, and (iii) the deduction of Shares is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.

(c)    Except as provided in Subparagraphs 5(c) through 5(j) above, in the event that the Participant’s employment with the Company or any of its Affiliates terminates prior to the Maturity Date, RSUs subject to this Agreement and any right to Shares and Dividend Equivalents issuable hereunder shall be forfeited.

(d)    The Participant acknowledges that this Award and similar awards are made on a selective basis and are, therefore, to be kept confidential.

(e)    RSUs, Shares, Dividend Equivalents, and the Participant’s interest in RSUs, Shares, and Dividend Equivalents, may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered at any time prior to both (i) the Participant’s becoming vested in Shares and Dividend Equivalents and (ii) payment of Shares and Dividend Equivalents under this Agreement.

(f)    If the Participant at any time forfeits any or all of the RSUs pursuant to this Agreement, the Participant agrees that all of the Participant’s rights to and interest in such RSUs and in Shares and Dividend Equivalents issuable thereunder or relating thereto shall terminate upon forfeiture without payment of consideration.

(g)    The Committee shall determine whether an event has occurred resulting in the forfeiture of the RSUs and any Shares and Dividend Equivalents issuable thereunder in accordance with this Agreement and all determinations of the Committee shall be final and conclusive.

(h)    With respect to the right to receive payment of Shares and Dividend Equivalents under this Agreement, nothing contained herein shall give the Participant any rights that are greater than those of a general creditor of the Company.

(i)    The obligations of the Company under this Agreement are unfunded and unsecured. Each Participant shall have the status of a general creditor of the Company with respect to amounts due, if any, under this Agreement.

(j)    The parties to this Agreement intend that this Agreement meet the requirements of Section 409A of the Code and recognize that it may be necessary to modify this Agreement and/or the Plan to reflect guidance under Section 409A of the Code issued by the Internal Revenue Service. Participant agrees that the Committee shall have sole discretion in determining (i) whether any such modification is desirable or appropriate and (ii) the terms of any such modification.

(k)    The Participant hereby automatically becomes a party to this Agreement whether or not he or she accepts the Award electronically or in writing in accordance with procedures of the Committee, its delegates or agents.

(l)    Nothing in this Agreement or the Plan shall interfere with or limit in any way the right of the Company or an Affiliate to terminate the Participant’s employment or service at any time, nor confer upon the Participant the right to continue in the employ of the Company and/or Affiliate.
(m)    The Participant hereby acknowledges that nothing in this Agreement shall be construed as requiring the Committee to allow a Domestic Relations Order with respect to this Award.
8.    Notices. All notices to the Company required hereunder shall be in writing and delivered by hand or by mail, addressed to The Williams Companies, Inc., One Williams Center, Tulsa, Oklahoma 74172, Attention: Stock Administration Department. Notices shall become effective upon their receipt by the Company if delivered in the foregoing manner. To direct the sale of any Shares issued under this Agreement, contact Fidelity at http://netbenefits.fidelity.com or by telephone at 800-544-9354.

9.    Forfeiture and Clawback. Notwithstanding any other provision of the Plan or this Agreement to the contrary, by accepting the Award represented by this Agreement, the Participant acknowledges that any incentive-based compensation paid to the Participant hereunder may be subject to recovery by the Company under any clawback policy that the Company may adopt from time to time, including without limitation any policy that the Company has adopted under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the U.S. Securities and Exchange Commission thereunder or the requirements of any national securities exchange on which the Shares may be listed. The Participant agrees to be bound by any such policy and further agrees to promptly return any such incentive-based compensation which the Company determines it is required to recover from you under any such clawback policy.

10.    Tax Consultation. The Participant understands he or she will incur tax consequences as a result of acquisition or disposition of the Shares and Dividend Equivalents. The Participant agrees to consult with any tax consultants he or she thinks advisable in connection with the acquisition of the Shares and Dividend Equivalents and acknowledges that he or she is not relying, and will not rely, on the Company for any tax advice.

    THE WILLIAMS COMPANIES, INC.

Chad Zamarin
President and CEO

Accepted By:    /s/ Alan S. Armstrong

Acceptance Date: 3/23/2026